Exhibit 99.4

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

						Q1/Q1 Y-Y % Change
	FY 2005				FY 2006
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1
Pharmacy Services and Systems:
Revenue	$31,154	$32,717	$33,143	$31,650	$33,510	7.6%
Operating Income before Charges	$3,159	$2,364	$4,916	$4,878	$5,868	85.8%
% margin	10.1%	7.2%	14.8%	15.4%	17.5%
Restructuring, Special Governance and Other Charges	$—	$—	$(1,162)	$(4,910)	$—

Operating Income after Charges	$3,159	$2,364	$3,754	$(32)	$5,868	85.8%

Hospital Solutions:
Revenue	$16,144	$15,535	$15,730	$16,856	$17,596	9.0%
Operating Income before Charges	$4,279	$3,336	$3,876	$4,798	$5,445	27.2%
% margin	26.5%	21.5%	24.6%	28.5%	30.9%
Restructuring, Special Governance and Other Charges	$—	$(265)	$(501)	$(115)	$—

Operating Income after Charges	$4,279	$3,071	$3,375	$4,683	$5,445	27.2%

Physician Solutions:
Revenue	$6,477	$7,943	$10,610	$7,480	$7,599	17.3%
Operating Income before Charges	$556	$1,522	$3,964	$2,096	$1,879	237.9%
% margin	8.6%	19.2%	37.4%	28.0%	24.7%
Restructuring, Special Governance and Other Charges (Benefit)	$—	$(646)	$(45)	$(23)	$—

Operating Income after Charges	$556	$876	$3,919	$2,073	$1,879	237.9%

Information Management:
Revenue	$37,233	$40,485	$40,632	$43,769	$41,275	10.9%
Operating Income before Charges	$(22)	$2,635	$3,397	$2,633	$2,386	nm
% margin	-0.1%	6.5%	8.4%	6.0%	5.8%
Restructuring, Special Governance and Other Charges	$—	$(433)	$(140)	$—	$—

Operating Income after Charges	$(22)	$2,202	$3,257	$2,633	$2,386	nm

Other: [1]
Operating Expense	$(388)	$(1,535)	$(1,222)	$(3,592)	$(3,926)	nm
NDCHealth - Total
Revenue	$91,008	$96,680	$100,115	$99,755	$99,980	9.9%
Operating Income before Charges	$7,972	$9,857	$16,153	$14,405	$15,578	95.4%
% margin	8.8%	10.2%	16.1%	14.4%	15.6%
Restructuring, Special Governance and Other Charges	$(388)	$(2,879)	$(3,070)	$(8,640)	$(3,926)	nm

Operating Income after Charges	$7,584	$6,978	$13,083	$5,765	$11,652	53.6%
	8.3%	7.2%	13.1%	5.8%	11.7%

1	Includes Restructuring, Special Governance and Other Charges not directly identified to an Operating Segment.